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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-148758) and S-8 (Nos. 333-138631, 333-145232, 333-155115, 333-157869 and 333-165405) of Metabolix, Inc. of our report dated March 10, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 10, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM